POWER OF ATTORNEY

     The undersigned hereby constitutes
and appoints each of Phil Rykhoek of 5320
Legacy Drive, Plano, TX 75024, Mark C.
Allen of 5320 Legacy Drive, Plano, TX 75024,
James S. Matthews of 5320 Legacy Drive,
Plano, TX 75024, Alan E. Rhoades of 5320
Legacy Drive, Plano, TX 75024, Sarah W.
Braley of 5320 Legacy Drive, Plano, TX
75024 or Donald W. Brodsky of 1000
Louisiana, 20th Floor, Houston, Texas
77030, or any of them, signing singly,
the undersigned?s true and lawful
attorney-in-fact to:

       (1) execute for and on behalf of
the undersigned, in the undersigned?s capacity as an officer and/or director of Denbury
Resources Inc. (the ?Company?), Forms 3, 4 and
5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

       (2) do and perform any and all acts
for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file any such form or forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

       (3) take any other action of any type
whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact?s sole discretion.

       The undersigned hereby grants to each such attorney-in-fact and any of them full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all acts that any such attorney-in-fact, or any such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

       The undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.

       This power of attorney shall remain in full
Force and effect until the undersigned is no longer
Required to file Forms 3, 4 and 5 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of the 27th day of March 2013.

       /s/ Laura A. Sugg
       Laura A. Sugg